                                                                 Exhibit 10.16


                                 THIRD AMENDMENT

                      TO LEASE Dated May 3, 1994 ("Lease")
                                 By and Between
                      John G. B. Ellison, Jr. ("Landlord")
                                       and
          VES, Inc. (d/b/a) Ellison Extrusion Systems, Inc.) ("Tenant")


      Landlord and Tenant hereby agree that, effective September 28, 2000, the Lease, as previously amended by two Amendments dated June 29, 1999, is hereby further amended as follows:

            1. By deleting Article VIII in its entirety and inserting in lieu thereof a new Article VIII in the form of Exhibit A attached hereto and incorporated herein by reference; and

            2. By deleting Article XIX in its entirety and inserting in lieu thereof a new Article XIX in the form of Exhibit B attached hereto and incorporated herein by reference.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of September 28, 2000.


ACCEPTED AND AGREED:


                                       VES, INC., a Delaware corporation, Tenant


                                       By: /s/ John G. B. Ellison, Jr.
                                          --------------------------------------
                                          John G. B. Ellison, Jr., Chairman


[GRAPHIC OMITTED]
(CORPORATE SEAL)

ATTEST:


/s/ Elaine M. Roberts
----------------------------------------
Elaine M. Roberts, Assistant Secretary


                                         /s/ John G. B. Ellison, Jr.      (SEAL)
                                         ---------------------------------
                                         John G. B. Ellison, Jr., Landlord

                                                                       Exhibit A


                                  ARTICLE VIII

                          SUBORDINATION AND ATTORNMENT


      SECTION 8.01. SUBORDINATION OF LEASE. The Tenant agrees that this Lease shall be subordinate to any mortgages or deeds of trust presently or hereafter placed upon the Premises, or any part thereof, and to any and all advances, past or future, made thereunder; provided, however, that such subordination shall be conditioned upon Landlord obtaining and delivering to Tenant an agreement, in recordable form ("Nondisturbance Agreement"), from any holder of any mortgage or deed of trust placed upon the Premises, or any part thereof, such that if by foreclosure, deed in lieu of foreclosure or otherwise, such holder or its designee or nominee or a purchaser at foreclosure shall become the owner of the Premises, the possession, use or enjoyment of the Premises by Tenant or any of its subsidiaries shall not be disturbed provided that Tenant is not then in default hereunder beyond any applicable notice and cure periods. Subject to the obligation of Landlord to deliver the Nondisturbance Agreement to Tenant, Tenant agrees, immediately upon the request of the Landlord, to execute a subordination agreement in recordable form. The Tenant hereby irrevocably appoints the Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant a subordination agreement subordinating this Lease to any mortgage or deed of trust if ten (10) days after the date of a written request by Landlord to execute such agreement, the Tenant shall not have executed same.

      SECTION 8.02. ATTORNMENT. Subject to the obligation of Landlord to deliver the Nondisturbance Agreement to Tenant, Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, if requested by the purchaser, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease even though this Lease is subordinate to such mortgage or deed of trust.

      SECTION 8.03. QUIET ENJOYMENT. Landlord covenants that so long as Tenant continues to pay rent and is otherwise in compliance with the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from the Landlord or from any other person claiming through Landlord.

                                                                       Exhibit B

                                   ARTICLE XIX

                                  ENVIRONMENTAL

      SECTION 19.01. HAZARDOUS SUBSTANCES. Tenant shall not, without Landlord's prior written consent, after full disclosure, use, store, manufacture, transport or dispose of any Hazardous Material (as hereinafter defined) on or about the Premises, other than in full compliance with applicable Environmental Laws (as hereinafter defined). Tenant shall not violate any applicable Environmental Laws relating to or affecting the Premises. Tenant shall comply with and ensure compliance by Tenant's agents, contractors, employees, servants, lessees or concessionaires, with all applicable Environmental Laws relating to or affecting Tenant's use of the Premises and shall keep the Premises free and clear of any liens imposed relating to Tenant's use of the Premises pursuant to any applicable Environmental Laws. Tenant has obtained and will at all times continue to obtain and/or maintain all licenses and permits necessary to comply with Environmental Laws relating to Tenant's use of the Premises (the "Permits"). Tenant is in full compliance with the terms and provisions of the Permits and will continue to comply with the terms and provisions of the Permits. Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives actual notice of claim or violation from any governmental agency or entity (or from any other third party if such third party notice would cause a reasonable person to believe that a material environmental claim or liability may exist) with regard to Hazardous Materials on, from or affecting the Premises and shall conduct and complete all investigations, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove Hazardous Materials resulting from Tenant's use of or activities at the Premises, from the Premises in accordance with all applicable Environmental Laws.

      SECTION 19.02. TENANT'S ENVIRONMENTAL INDEMNITY. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries (including, without limitation, attorneys' fees and expenses) and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a result of (a) the presence on, or under, or the escape, spillage, emission or release from the Premises of any Hazardous Material, in any such case, caused by Tenant or any third party whose presence on the Premises is authorized by Tenant, (b) the violation of any Environmental Laws relating to or affecting the Premises or Development Site, caused by Tenant, or any third party whose presence on the Premises is authorized by Tenant, or (c) the failure by Tenant to comply fully with the terms and provisions of this paragraph. For purposes of this Lease, Hazardous Material" means and includes petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) the Environmental Laws. For the purposes of this Lease, "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, or any other federal, state or local law, regulation, decree, regulating, relating to or imposing liability concerning any petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or hazardous, toxic or dangerous waste, substance or material, as may now or at any time hereafter be in effect. The obligations and liabilities of Tenant under this Section shall survive the expiration or termination of this Lease only as to conditions existing prior to such expiration or termination.